UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 06, 2023

UNITY BIOTECHNOLOGY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38470	26-4726035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

285 East Grand Ave.
South San Francisco, California		94080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 416-1192

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	UBX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on August 3, 2020, UNITY Biotechnology, Inc. (the “Company”) entered into a Loan and Security Agreement (as amended, restated, supplemented or otherwise modified, the “Hercules Loan Agreement”) with Hercules Capital, Inc. (“Hercules”), as administrative agent and collateral agent for the lenders, and certain banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), for an aggregate principal amount of up to $80.0 million secured term loan facility (the “Hercules Facility”) subject to certain terms and conditions. The maturity date under the Hercules Loan Agreement was August 1, 2024.

On September 6, 2023, the Company and Hercules entered into a payoff letter for a voluntary prepayment with respect to the Hercules Loan Agreement (the “Payoff Letter”). Pursuant to the Payoff Letter, the Company paid a total of $15.0 million to Hercules, representing the outstanding principal, accrued and unpaid interest, fees, costs and expenses due and owing to Hercules under the Hercules Facility and the Hercules Loan Agreement and related loan documents, in repayment of the Company’s outstanding obligations under the Hercules Facility and the Hercules Loan Agreement and related loan documents, and thereby terminated the Hercules Loan Agreement and the Hercules Facility and related loan documents. Under the terms of the Hercules Loan Agreement, no early termination penalty was payable as a result of such prepayment and termination as of such date.

Pursuant to the Payoff Letter, the lenders’ commitments to extend further credit to the Company terminated; Hercules released and terminated all liens or security interests granted to secure the obligations under the Hercules Loan Agreement and the Company was unconditionally released from its respective guaranties and obligations under the Hercules Facility and the Hercules Loan Agreement and related loan documents without further action (other than with respect to customary provisions and agreements that are expressly specified to survive the termination). Hercules returned to the Company, for the benefit of the Company, all of the collateral that it had in its possession.

The foregoing description of the Hercules Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Hercules Loan Agreement, a copy of which is filed, with confidential terms redacted, as part of Exhibits 10.28 and 10.29 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITY BIOTECHNOLOGY, INC.

Date:	September 6, 2023	By:	/s/ Anirvan Ghosh
Anirvan Ghosh, Ph.D. Chief Executive Officer